UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2013, Albemarle Corporation (the “Company”) entered into a Master Confirmation (the “ASR Agreement”) with J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) relating to an uncollared accelerated share repurchase program (the “ASR Program”). Pursuant to the terms of the ASR Agreement, the Company will purchase $450 million of its common stock from JPMorgan. The Company will acquire the shares under the share repurchase program previously authorized by the Company’s board of directors, allowing for the purchase of up to 15 million shares of the Company’s outstanding common stock, the increase in which was previously announced on February 12, 2013. The purchases will be funded through a combination of available cash on hand and debt.

The total number of shares to ultimately be purchased by the Company under the ASR Program will generally be based on the average of the daily Rule 10b-18 volume-weighted average prices of the Company’s common stock during the term of the ASR Agreement, less an agreed discount. The actual number of shares purchased will be determined at the completion of the ASR Program. The ASR Program is expected to be completed by the end of 2013. The foregoing description of the ASR Agreement is a summary and is qualified in its entirety by the terms of the ASR Agreement. A copy of the ASR Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In order to fund part of its obligations under the ASR Agreement, the Company submitted a draw down notice to borrow approximately $300 million under its Amended and Restated Credit Agreement, dated as of September 22, 2011, among the Company and Albemarle Global Finance Company SCA, as borrowers, the several banks and other financial institutions parties thereto, and Bank of America, N.A., as Administrative Agent (the “Credit Facility”). The terms of the Credit Facility, a copy of which was attached as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2011, are incorporated herein by reference.

The Company also intends to borrow funds under an uncommitted credit line providing for borrowings up to a maximum of $30 million. The interest rate on borrowings under this agreement is the London Interbank Offered Rate plus 75 basis points. Such indebtedness is subject to customary events of default such as defaults for insolvency, nonperformance of covenants and nonpayment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: May 9, 2013	By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel and Corporate Secretary